UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Boston Financial Apartments Associates, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10057	04-2734133
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Arch Street, Boston, Massachusetts		02110-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 439-3911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 19, 2005, Boston Financial Apartments Associates, L.P. (the "Fund") received proceeds from the sale of its only remaining local limited partnership investment, Woodbridge Apartments of Bloomington II, L.P. located in Bloomington, Indiana, to The Crossing at Pete Ellis, LLC, an unaffiliated entity, for approximately $2 million. Pursuant to the terms of the Second Amended and Restated Agreement and Certificate of Limited Partnership, dated as of February 1, 1982, governing the Fund (the "Partnership Agreement"), this sale triggered a dissolution event under the Partnership Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Financial Apartments Associates, L.P.

December 22, 2005	By:	Michael H. Gladstone

Name: Michael H. Gladstone
Title: Principal of BFTG Residential Properties, Inc., its general partner